Exhibit 10.29
SouthStar Energy Services LLC
Certified Resolutions
RESOLVED, that Exhibit D of the LLC Agreement be amended to include a 70% Allocable Share for Georgia Natural Gas Company and a 30% Allocable Share for Piedmont Energy Company for income derived from the Ohio market, based on a proper allocation of the Company’s cost of conducting business in the Ohio market versus its other current markets.
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I, Michael A. Braswell, President of SouthStar Energy Services LLC, do hereby certify that the foregoing is a full, true and complete extract from the Written Consent of the Executive Committee of SouthStar Energy Services LLC dated as of August 28, 2006.
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Corporate Seal of SouthStar Energy Services LLC, this the 20th day of November, 2006.

By:	/s/ Michael A. Braswell

Michael A. Braswell — President